Exhibit 21
Subsidiaries of Teleflex Incorporated
as of December 31, 2020

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
3.	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
4.	Arrow International CR, a.s.	Czech Republic
5.	Arrow International LLC[1]	Pennsylvania
6.	Arrow Interventional, Inc.	Delaware
7.	Daqing Medical Device (Tianjin) Co., Ltd.	China
8.	Distribuidora Arrow, S.A. de C.V.	Mexico
9.	EON Surgical Ltd.	Israel
10.	Essential Medical, Inc.	Delaware
11.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
12.	ICOR AB2	Sweden
13.	Inmed Manufacturing Sdn. Bhd.	Malaysia
14.	LMA Urology Limited	Seychelles
15.	Medical Innovation B.V.	Netherlands
16.	Medical Service GmbH	Germany
17.	NeoTract, Inc.	Delaware
18.	Pyng Medical Corp.	Canada
19.	Rusch Asia Pacific Sdn. Bhd[3]	Malaysia
20.	Rüsch Austria GmbH	Austria
21.	Rusch Mexico, S.A. de C.V.	Mexico
22.	Rusch Uruguay Ltda.	Uruguay
23.	Simal SA	Belgium
24.	Sometec Holdings SAS	France
25.	T.K. India Private Ltd.	India
26.	Teleflex Commercial Designated Activity Company	Ireland
27.	Teleflex Development Unlimited Company	Ireland
28.	Teleflex Funding LLC	Delaware
29.	Teleflex General Partner LLC	Delaware
30.	Teleflex Global Holdings LLC[4]	Delaware
31.	Teleflex Holding Netherlands B.V.	Netherlands
32.	Teleflex Korea Ltd.	South Korea
33.	Teleflex Life Sciences Limited	Malta
34.	Teleflex Life Sciences LLC	Delaware
35.	Teleflex Life Sciences Pte. Ltd.[5]	Singapore
36.	Teleflex Life Sciences Unlimited Company[6]	Ireland
37.	Teleflex LLC	Delaware
38.	Teleflex Lux Holding S.à r.l.	Luxembourg

39.	Teleflex Manufacturing Unlimited Company	Ireland
40.	Teleflex Medical (Proprietary) Limited[7]	South Africa
41.	Teleflex Medical (Thailand) Ltd.	Thailand
42.	Teleflex Medical Asia Pte. Ltd.[8]	Singapore
43.	Teleflex Medical Australia Pty Ltd[9]	Australia
44.	Teleflex Medical B.V.[10]	Belgium
45.	Teleflex Medical B.V.	Netherlands
46.	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
47.	Teleflex Medical Canada Inc.[11]	Canada
48.	Teleflex Medical Chile SpA	Chile
49.	Teleflex Medical Colombia S.A.S.	Colombia
50.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
51.	Teleflex Medical Devices S.à r.l.	Luxembourg
52.	Teleflex Medical EDC BVBA[12]	Belgium
53.	Teleflex Medical Europe Limited	Ireland
54.	Teleflex Medical GmbH	Germany
55.	Teleflex Medical GmbH[13]	Switzerland
56.	Teleflex Medical Hellas s.a.[14]	Greece
57.	Teleflex Medical Incorporated[15]	California
58.	Teleflex Medical Japan, Ltd[16]	Japan
59.	Teleflex Medical New Zealand[17]	New Zealand
60.	Teleflex Medical OEM LLC	Delaware
61.	Teleflex Medical Private Limited	India
62.	Teleflex Medical S.r.l.	Italy
63.	Teleflex Medical SAS[18]	France
64.	Teleflex Medical Sdn. Bhd.[19]	Malaysia
65.	Teleflex Medical Taiwan Ltd.	Taiwan
66.	Teleflex Medical Technology Ltd	Cyprus
67.	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
68.	Teleflex Medical Tuttlingen GmbH[20]	Germany
69.	Teleflex Medical, S.A.21	Spain
70.	Teleflex Medical, s.r.o.	Czech Republic
71.	Teleflex Medical, s.r.o.[22]	Slovakia
72.	Teleflex Polska sp. z o.o.	Poland
73.	Teleflex Production Unlimited Company	Ireland
74.	Teleflex Properties Ireland Limited	Ireland
75.	Teleflex Research S.à r.l.	Luxembourg
76.	Teleflex Urology Limited[23]	Ireland
77.	TFX Aviation Inc.[24]	California
78.	TFX Development LLC	Delaware
79.	TFX Engineering Ltd.	Bermuda
80.	TFX Equities Incorporated	Delaware
81.	TFX Group Limited	United Kingdom

82.	TFX Holding GmbH	Germany
83.	TFX International SAS[25]	France
84.	TFX North America Inc.	Delaware
85.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
86.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
87.	The Laryngeal Mask Company Limited	Seychelles
88.	Truphatek Holdings (1993) Limited	Israel
89.	Truphatek International Limited	Israel
90.	Truphatek Product Resources India Private Limited	India
91.	Vascular Solutions LLC[26]	Minnesota
92.	Vascular Solutions Zerusa Limited	Ireland
93.	Willy Rüsch GmbH	Germany
94.	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
95.	Z-Medica, LLC	Delaware
96.	Z-Medica Acquisition, Inc.	Delaware
97.	Zeus Buyer, L.P.	Delaware

__________________________________________________
1. Formerly Arrow International, Inc.
2. Formerly Steamer Holding AB
3. Formerly Inmed (Malaysia) Holdings Sdn. Berhad
4. Formerly IH Holding LLC
5. Formerly Teleflex Holding Singapore Pte. Ltd.
6. Formerly Teleflex Life Sciences
7. Formerly Arrow Africa (Pty) Limited
8. Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
9. Formerly LMA PacMed Pty Ltd
10. Formerly Teleflex Medical BVBA and W. Pabisch NV
11. Formerly GFI Control Systems Inc. and Teleflex Holding Company Ltd.
12. Formerly Arrow International EDC NV
13. Formerly Arrow Swiss GmbH
14. Formerly Arrow Hellas A.E.E.
15. Formerly Hudson Respiratory Care Inc.
16. Formerly Arrow Japan, Ltd.
17. Formerly LMA NZ Limited
18. Formerly Rusch Pilling S.A.
19. Formerly Rusch Sdn. Berhad
20. Formerly KMedic Europe GmbH
21. Formerly Rusch Medica Espana SA
22. Formerly Arrow Slovensko Piešt’any s.r.o.
23. Formerly Davik Limited
24. Formerly Telair International Incorporated and The Talley Corporation
25. Formerly Rusch International SA
26. Formerly Vascular Solutions, Inc.